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                                                                  Exhibit 5.1

                              Buchanan Ingersoll
                              ------------------
                           PROFESSIONAL CORPORATION


                                   Attorneys
                                                   One Oxford Centre
                                                   301 Grant Street, 20th Floor
                                                   Pittsburgh, PA 15219-1410

                                                   Telephone: 412-562-8800
                                                   Fax: 412-562-1041

                               October 27, 1995



Board of Directors
II-VI Incorporated
Saxonburg Boulevard
Saxonburg, Pennsylvania 15056

Ladies and Gentlemen:

     We have acted as counsel to II-VI Incorporated, a Pennsylvania corporation (the "Company"), in connection with the proposed issuance by the Company of up to 120,000 shares of the Company's common stock (the "Common Stock"), pursuant to the terms of the II-VI Incorporated 1994 Nonemployee Directors Stock Option Plan (the "Plan").

     In connection with such proposed issuance, we have examined the Plan, the Articles of Incorporation of the Company, as amended and restated, the By-laws of the Company, as amended and restated, the relevant corporate proceedings of the Company, the Registration Statement on Form S-8 covering the issuance of the shares, and such other documents, records, certificates of public officials, statutes and decisions as we consider necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to those original documents of all documents submitted to us as certified or photostatic copies.

     Based on the foregoing, we are of the opinion that when the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and when the Common Stock has been duly issued and delivered pursuant to the terms of the Plan, such shares of Common Stock will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           BUCHANAN INGERSOLL
                                           PROFESSIONAL CORPORATION


                                           By:  /s/ Ronald Basso
                                              --------------------------
                                                Ronald Basso